UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

The Company held its 2021 annual meeting of shareholders (the “Meeting”) on May 6, 2021. At the Meeting, shareholders were requested to: (i) elect directors of the Company to hold office until the 2022 annual meeting or until their successors were duly elected or appointed; and (ii) appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, at such remuneration as may be determined by the Board.

The final voting results of the matters voted upon at the Meeting were as follows:

Item No. 1 – Election of Directors. The election of each director was approved as follows:

Nominee	Votes For		Votes Withheld
	Number	Percent	Number	Percent
Michael T. Ford	54,516,657	99.93	35,685	0.07
Denise E. Karkkainen	48,695,171	89.26	5,857,171	10.74
Shauna R. King	53,546,720	98.16	1,005,622	1.84
Todd W. Lillibridge	48,695,090	89.26	5,857,252	10.74
James A. (Jim) Lynch	54,516,608	99.93	35,734	0.07
Kevin P. O’Meara	53,440,218	97.96	1,112,124	2.04
Steven E. Parry	42,984,752	78.80	11,567,590	21.20
Diana R. Rhoten	54,521,547	99.94	30,795	0.06

Item No. 2—Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP was approved as follows:

Votes For		Votes Withheld
Number	Percent	Number	Percent
60,021,145	100.00	1,831	0.00

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1**	Press Release dated May 7, 2021

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: May 7, 2021	By:	/s/ Charles R. Kraus
Charles R. Kraus
Senior Vice President, General Counsel & Corporate Secretary